EXHIBIT 12


        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (In thousands, except ratios)


                                               Nine Months
                                            Ended August 31,                        Years Ended November 30,
                                       ------------------        -----------------------------------------------------
                                        1996        1995          1995        1994        1993        1992       1991
                                       ------      ------        ------      ------      ------      ------     ------
Earnings
     Pretax Income (Loss).........   $(126,829)   $17,639        $45,459     $73,850     $64,321    $45,498    $43,520
       Less undistributed income
           of unconsolidated joint
           ventures...............          25         --             --          --          --         --         --
                                      ---------   -------        -------     -------     -------    -------    --------
     Pretax Income as adjusted....    (126,804)    17,639         45,459      73,850      64,321     45,498     43,520
     Add:
       Interest incurred..........      55,727     54,432         73,008      54,425      50,963     44,722     48,950
          Portion of rent expense
            considered to be
            interest..............       2,741      2,351          3,190       2,971       2,665      2,324      2,246
          Amortization of previously
            capitalized interest..      15,770     11,964         18,508      16,156      17,617     19,094     12,209
     Deduct:
       Interest capitalized.......     (21,723)   (27,684)       (37,128)    (27,561)    (24,432)   (23,419)   (29,472)
                                      ---------   --------      --------    --------    --------    --------   -------
                                      $(74,289)   $58,702       $103,037    $119,841    $111,134    $88,219    $77,453
                                      =========   ========      ========    ========    ========    ========   =======
Fixed Charges
       Interest incurred............   $55,727    $54,432       $ 73,008     $54,425     $50,963    $44,722    $48,950
       Portion of rent expense
         considered to be interest..     2,741      2,351          3,190       2,971       2,665      2,324      2,246
                                      ---------   -------       --------    --------    --------    --------   -------
                                      $ 58,468    $56,783       $ 76,198     $57,396     $53,628    $47,046    $51,196
                                      =========   =======       ========    ========    ========    ========   =======
Ratio of earnings to fixed charges<F1>  (1.27x)     1.03x          1.35x       2.09x       2.07x      1.88x      1.51x
                                      =========   =======       ========    ========    ========    ========   =======

<F1>
          For the purposes of calculating the ratio of earnings to fixed charges, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest.

          In computing the ratio of earnings to fixed charges, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, the ratio of earnings to fixed charges would have been (1.05x), 1.03x, 1.31x, 1.88x, 1.77x, 1.55x, and 1.31x, respectively.

          Earnings for the nine months ended August 31, 1996 are inadequate to cover fixed charges by $132.8 million.

          The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the nine months ended August 31, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges for the nine months ended August 31, 1996 would have been 1.65x.



                                                                    EXHIBIT 12


           STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (In thousands, except ratios)


                                         Nine Months
                                        Ended August 31,                            Years Ended November 30,
                                       -------------------          ---------------------------------------------------------
                                        1996         1995            1995         1994         1993         1992        1991
                                       ------       ------          ------       ------       ------       ------      ------
Earnings
     Pretax Income (Loss)..........    $(126,829)    $17,639          $45,459      $73,850      $64,321     $45,498     $43,520
       Less undistributed income
         of unconsolidated joint
         ventures..................           25          --               --           --           --          --          --
                                       ---------     --------         ---------    -------      --------    --------    --------
     Pretax Income as adjusted.....     (126,804)     17,639           45,459       73,850       64,321      45,498      43,520

     Add:
       Interest incurred...........       55,727      54,432           73,008       54,425       50,963      44,722      48,950
         Portion of rent expense
           considered to be
           interest ...............        2,741       2,351            3,190        2,971        2,665       2,324       2,246
     Amortization of previously
       capitalized interest........       15,770      11,964           18,508       16,156       17,617      19,094      12,209

     Deduct:
       Interest capitalized........      (21,723)    (27,684)         (37,128)     (27,561)     (24,432)    (23,419)    (29,472)
                                       ---------    --------         ---------    -------      --------    --------    --------
                                       $ (74,289)   $ 58,702         $103,037     $119,841     $111,134     $ 88,219    $ 77,453
                                       =========    ========         ========     ========     ========     ========    ========
Fixed Charges
       Interest incurred...........    $  55,727    $ 54,432         $ 73,008      $54,425      $50,963     $44,722     $48,950
       Portion of rent expense
          considered to be interest        2,741       2,351            3,190        2,971        2,665       2,324       2,246
       Preferred dividends.........        7,719      11,762           15,438       15,683        7,968          --          --
                                       ---------    --------         --------     --------     --------    --------    --------
                                       $  66,187    $ 68,545         $ 91,636     $ 73,078     $ 61,596    $ 47,046    $ 51,196
                                       =========    ========         ========     ========     ========    ========    ========
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends<F1>.....................      (1.12x)       .86x            1.12x        1.64x        1.80x       1.88x       1.51x
                                       =========    ========         ========     ========     ========    ========    ========

<F1>
          For the purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest and include the effect of preferred dividends on the Company's Series B
Mandatory Conversion Premium Dividend Preferred Stock. On April 1, 1996, all shares of the Company's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of Common Stock and no future preferred stock dividends will be paid or are payable with respect to such Securities.

          In computing the ratio of earnings to combined fixed charges and preferred stock dividends, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, the ratio of earnings to combined fixed charges and preferred stock dividends would have been (.94x), .87x, 1.11x, 1.54x, 1.60x, and 1.31x, respectively.

          Earnings for the nine months ended August 31, 1996 and 1995 are inadequate to cover combined fixed charges and preferred stock dividends by $140.5 million and $9.8 million, respectively.

          The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends would have been 1.46x.